UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011 (June 30, 2011)
SPECTRA ENERGY PARTNERS, LP
(Exact name of Registrant as specified in its charter)

Delaware	1-33556	41-2232463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
5400 Westheimer Court
Houston, Texas 77056
(Address of principal executive offices)
(713) 627-5400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets.
     As previously disclosed, on May 11, 2011, Spectra Energy Partners, LP ( “SEP”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Equitrans, L.P. (“Equitrans”), EQT Corporation (“EQT”) and Spectra Energy Capital, LLC (“SE Capital”), to acquire all of the ownership interests of Big Sandy Pipeline, LLC (“Big Sandy”) from Equitrans (the “Big Sandy Acquisition”). On July 1, 2011, SEP closed the Big Sandy Acquisition for total cash consideration of approximately $390 million, less a $10 million holdback to secure certain post-closing obligations of Equitrans. The cash consideration used in the Big Sandy Acquisition was funded through equity and debt financing.
     The primary asset acquired by SEP from Equitrans in the Big Sandy Acquisition is an approximately 70-mile Federal Energy Regulatory Commission (“FERC”)-regulated natural gas pipeline system in eastern Kentucky with capacity of 171,000 dekatherms per day. The natural gas pipeline system connects Appalachian and Huron Shale natural gas supplies to markets in the Mid-Atlantic and Northeast portions of the United States.
     Under the Purchase Agreement, EQT has the option, until January 1, 2018, to cause Big Sandy to increase capacity on the Big Sandy pipeline system and to make capacity available to EQT in three tranches of between 50,000 dekatherms per day to 150,000 dekatherms per day (not to exceed an aggregate of 150,000 dekatherms per day), on a firm basis for a term of 15 years, subject to certain terms and conditions set forth in the Purchase Agreement.
     On June 30, 2011, in connection with the closing of the Big Sandy Acquisition, SEP, Equitrans, EQT and SE Capital entered into an amendment (the “Amendment”) to the Purchase Agreement in order to extend certain indemnification obligations of Equitrans, among other things. The foregoing description of the Amendment is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 2.1 to this report and incorporated by reference into this Item.
Item 7.01 Regulation FD Disclosure.
     On July 1, 2011, SEP issued a press release announcing the closing of the Big Sandy Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
     The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	First Amendment to Purchase and Sale Agreement, by and among Equitrans, L.P. and, solely for the purpose of Sections 1.8, 1.9, 4.17 and 9.15, EQT Corporation, Spectra Energy Partners, LP and, solely for the purpose of Section 9.16, Spectra Energy Capital, LLC.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated July 1, 2011.

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

	By:	Spectra Energy Partners (DE) GP, LP,
its general partner

	By:	Spectra Energy Partners GP, LLC,
its general partner

Date: July 1, 2011		/s/ Laura Buss Sayavedra Laura Buss Sayavedra
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

Exhibit 2.1*	First Amendment to Purchase and Sale Agreement, by and among Equitrans, L.P. and, solely for the purpose of Sections 1.8, 1.9, 4.17 and 9.15, EQT Corporation, Spectra Energy Partners, LP and, solely for the purpose of Section 9.16, Spectra Energy Capital, LLC.

Exhibit 99.1	Press Release of Spectra Energy Partners, LP, dated July 1, 2011.

*	Pursuant to the rules of the Securities and Exchange Commission, the schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.